FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 25, 2005

GLOBETEL COMMUNICATIONS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23532	88-0292161
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

9050 Pines Blvd., Suite 110, Pembroke Pines, FL		33024
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 954-241-0590

Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 25, 2005, the company entered into a subscription agreement with Longview Equity Fund LP, Longview International Equity Fund, LP, Longview Fund LP, and Alpha Capital Aktiengesellshcaft whereby these investors are purchasing $1,800,000 in convertible notes, with Class A Warrants to purchase up to an additional $1,609,989 in common stock of the Registrant.

Under the funding arrangement, the promissory notes are convertible into common stock of the Company at $.08 per share. Prior to any notice of conversion the Company has the right to redeem the note at a premium, subject to a 3-day right to convert by the investor.

There are two types of warrants. There are 12,500,000 Class A Warrants exercisable at $.12 per share and Redemption Warrants. Redemption Warrants will be provided in the event that the Company has sought to redeem more than 50% of the principal amount of the Note. They are given on the basis of 1,111 warrants for each $1,000 in principal the Company seeks to redeem over $900,000. The Warrants are identical to the Class A warrants except that they have an exercise price of $.11 per share.

Exhibits.

Exhibits included are set forth in the Exhibit Index pursuant to Item 601of Regulation S-B.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Globetel Communications Corp..

Dated: January 31, 2005	By:	/s/ Timothy M. Huff
Timothy M. Huff
Chief Executive Officer

EXHIBIT INDEX

Number	Description

4
Subscription Agreement between Globetel Communications, Corp., and Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP, and Alpha Capital Aktiengesellshcaft, dated January 24, 2005 (including the following items: Exhibit A: Form of Class A Warrant; Exhibit B: Escrow Agreement; (not including the following items: Attachment 1: Disclosure Schedule; Exhibit C: Form of Legal Opinion; Exhibit D: Form of Public Announcement on Form 8-K; Schedule 5(d): Additional Issuances; Schedule 5(s): Capitalization; Schedule 9(e) Use of Proceeds; and Schedule 11.1: Other Securities to be Registered).

99.1	Text of press release issued January 27, 2005